UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2009

PLURISTEM THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-31392	98-0351734
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

MATAM Advanced Technology Park
Building No. 20
Haifa, Israel	31905
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 011 972 74 710 7171

N/A
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 7, 2009, the registrant issued a press release announcing that the first patient has been enrolled in a Phase I clinical trial of the registrant’s allogeneic placental-derived adherent stromal cell product, termed PLX-PAD, which is taking place at the Franziskus-Krankenhaus Hospital, Berlin.

As reported in the registrant’s Current Report on Form 8-K filed on December 3, 2008, on November 28, 2008, the registrant entered into a securities purchase agreement (“Agreement”), pursuant to which the registrant sold 1,500,000 shares of its common stock (“Common Stock”) at a price of $0.40 per share, for an aggregate purchase price of $600,000, and issued warrants to purchase up to an additional 1,500,000 shares of Common Stock with an exercise price of $1.00 per share. Pursuant to the Agreement, the investors have the option, by giving notice to the registrant no later than 10 business days following the release of an official announcement by the registrant that it is initiating its first human clinical trials, to purchase an additional 800,000 shares of Common Stock at a purchase price of $0.75 per share, for an aggregate purchase price of $600,000, and receive therewith warrants to purchase up to an additional 800,000 shares of Common Stock with an exercise price of $1.50 per share. The said 10 business day period commenced as of July 7, 2009 following the issuance by the registrant of the above mentioned press release.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2009	PLURISTEM THERAPEUTICS INC. By: /s/ Yaky Yanay —————————————— Yaky Yanay Chief Financial Officer